Exhibit 10.6

Purchase Order

Seller: Dongguan AIVtech Co., Ltd.

Buyer: DaKang Holding Co., Ltd.

Pursuant to the Contract Law of the People’s Republic of China, the seller and the buyer mutually agree as follows:

Contract date:  December 30, 2010

Product:

S-307v-w-DC	SKU:5 301
S-307v-w-DC	SKU:5 302
S-319	SKU:5 307
S-319	SKU:5 129
S-319	SKU:5 310

Quantity:

3270
3270
205
200
200

Unit Price: USD 17.4 for S-307v-w-DC; USD 3.46 for S-319

Delivery time: January 25, 2011

Other terms:  The seller shall be responsible for the quality of products.

Seller	Buyer

Dongguan AIVtech Co., Ltd.	DaKang Holding Co., Ltd.

Date: December 30, 2010	Date: December 30, 2010